UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-06615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road Suite 400
Southfield, Michigan		48033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 248 352-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 31, 2023 (the “Filing Date”), Superior Industries International, Inc.’s (“Superior”) wholly owned subsidiary, Superior Industries Production Germany GmbH (“SPG”), filed voluntary petitions for preliminary insolvency proceedings in the Neustadt an der Weinstrasse, Germany Insolvency Court (the “Insolvency Court”) seeking relief under the German Insolvency Code (the "Insolvency Code") pursuant to Sections 270ss. SPG filed motions with the Insolvency Court seeking authorization to continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Insolvency Court and in accordance with the applicable provisions of the Insolvency Code and orders of the Insolvency Court.

The Company determined that the deconsolidation of SPG does not meet the criteria requiring presentation as discontinued operations in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") because it does not represent a strategic shift that will have a major effect on the Company's operations or financial results. The deconsolidation of SPG is considered a disposition of a significant business under Item 2.01 of Form 8-K. As a result, the Company prepared the unaudited pro forma condensed consolidated financial statements included herein, which were prepared in accordance with Article 11 of Regulation S-X and are based on the historical financial statements of the Company. The historical consolidated financial statements have been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to the deconsolidation of SPG. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted from this report, as is permitted by Securities and Exchange Commission rules and regulations.

Through the Filing Date, SPG's results continue to be consolidated into Superior’s financial statements and Superior recognizes SPG’s losses in its earnings. Effective as of the Filing Date, Superior will no longer consolidate SPG's results in its financial statements. Following deconsolidation, Superior will account for its interest in SPG in accordance with the measurement alternative under ASC 321, "Investments - Equity Securities" and initially record its investment in SPG at the estimated fair value on the Filing Date. Superior's carrying value of SPG at June 30, 2023 was $91.5 million.

In connection with the deconsolidation, Superior expects to recognize a non-cash charge of approximately $81.7 million in the third quarter of 2023, representing the excess of the carrying value over the estimated preliminary fair value of its interest in, and receivable from, SPG as of the Filing Date (based on the carrying value as of June 30, 2023). If the preliminary fair value estimates increase (or decrease) by 10%, 20% or 30%, the resulting charge would decrease (or increase) by $1.0 million, $2.0 million or $2.9 million, respectively.

The SPG bankruptcy filing will not result in any default under Superior debt agreements.

Item 2.06 Material Impairments

As noted above under Item 2.01, Superior expects to recognize a non-cash charge in connection with the deconsolidation of SPG.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Information of the Registrant, which reflects the loss on deconsolidation of SPG described in Item 2.01, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

A copy of the press release issued by the Registrant is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The press release is being furnished and not filed.

Exhibit No.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.
99.2	Press Release, dated August 31, 2023
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Date:	August 31, 2023	By:	/s/ David M. Sherbin
David M. Sherbin Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary